Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of the Old Second Bancorp, Inc. Employees’ 401(k) Savings Plan & Trust (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, William B. Skoglund, President & Chief Executive Officer of Old Second Bancorp, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: June 24, 2003	By:	/s/ William B. Skoglund
William B. Skoglund
President & Chief Executive Officer